UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

current report

pursuant to section 13 or 15(D)

of the securities exchange act of 1934

Date of Report (Date of earliest event reported): June 3, 2026 (May 28, 2026)

Bayview Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41890	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Ave, Suite 2446

New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (347) 627-0058

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	BAYAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	BAYA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder thereof to one-tenth of one ordinary share	BAYAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

On June 3, 2026, Bayview Acquisition Corp (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission. This amendment to Form 8-K updates the projected redemption price per share. Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2026, Bayview Acquisition Corp (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) virtually and in person, solely with respect to voting on (i) the proposal to extend the date by which the Company must complete its initial business combination from June 19, 2026 (the “Termination Date”) to December 19, 2026, with all six extensions comprised of one month each (each an “Extension”) (the “Extension Amendment Proposal”) and (ii) the proposal to amend the Company’s investment management trust agreement, dated December 14, 2023 by and between the Company and Equiniti Trust Company, LLC (the “Trustee”) to allow the Company to extend the Termination Date up to six times from the Termination Date to December 19, 2026 with all six extensions comprised of one month each by providing five days’ advance notice to the Trustee and depositing into the Trust Account a payment of $50,000 per extension until December 19, 2026. A total of 2,291,094 of the Company’s ordinary shares (the “Ordinary Shares”) or approximately 83.67% of the Company’s outstanding shares as of May 4, 2026, the record date for the Extraordinary General Meeting, were represented virtually or by proxy at the Extraordinary General Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the shareholders at the Extraordinary General Meeting.

Extension Amendment Proposal

To consider and vote upon a proposal, by special resolution, to amend the Company’s Second Amended and Restated Memorandum and Articles of Association, dated as of September 16, 2024 and further amended by special resolutions passed on June 17, 2025 and December 12, 2025, by adopting an amendment to the Company’s Second Amended and Restated Memorandum and Articles of Association which reflects the extension of the date by which the Company must consummate a business combination up to six times from the Termination Date with all six Extensions comprised of one month each.

The Extension Amendment Proposal was approved. The voting results of the shares of the Ordinary Shares were as follows:

For	Against	Abstentions
2,291,094	0	0

Trust Agreement Amendment Proposal

To consider and vote upon a proposal, to amend the Company’s investment management trust agreement, dated as of December 14, 2023, by and between the Company and the Trustee to allow the Company to extend the Termination Date up to six times from the Termination Date to December 19, 2026, with all six extensions comprised of one month each by providing five days’ advance notice to the Trustee and depositing into the Trust Account a payment of $50,000 per Extension until December 19, 2026.

The Trust Agreement Amendment Proposal was approved. The voting results of the shares of the Ordinary Shares were as follows:

For	Against	Abstentions
2,291,094	0	0

The Adjournment Proposal

To consider and vote upon a proposal, by ordinary resolution, to direct the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or convenient, either (x) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal and the Trust Agreement Amendment Proposal or (y) if our board of directors determines before the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Extension Amendment Proposal and the Trust Agreement Amendment Proposal.

The Adjournment Proposal was not acted upon at the Extraordinary General Meeting.

Redemptions

In connection with the vote to approve the Extension Amendment Proposal and the Trust Agreement Amendment Proposal, ten holders of 124,156 Ordinary Shares properly exercised their rights to redeem their shares for cash at a redemption price of approximately $12.11 per share, for an aggregate redemption amount of approximately $1,503,642.93.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Form of Amendment to the Second Amended and Restated Articles and Memorandum of Association
104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	Bayview Acquisition Corp

	By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Chief Executive Officer and Director